EXHIBIT 10 (L)



PROCEDURES LETTER-FLOATING AND FIXED RATE LOANS




Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60690

Gentlemen:

Oil-Dri Corporation of America, a Delaware corporation (the "Company") hereby requests that borrowings under its $10,000,000 line of credit granted by Harris Trust and Savings Bank be made and documented upon the following terms and conditions.

All borrowings made by us under our line of credit from you shall bear interest prior to maturity either (i) at a rate per annum which is equal at all times to the rate from time to time announced by you as your prime commercial rate, with any change in the interest rate on such borrowings by virtue of a change in such prime commercial rate to be and become effective as of and on the date of the relevant change in such prime commercial rate (such borrowings being hereinafter collectively referred to as the "Floating Rate Loans" and individually as a "Floating Rate Loan") or (ii) at our request, if you so agree, at a short term fixed rate of interest on and subject to the terms hereinafter set forth (such borrowings being hereinafter collectively referred to as the "Fixed Rate Loans" and individually as a "Fixed Rate Loan"). The Floating Rate Loans and the Fixed Rate Loans are sometimes hereinafter collectively referred to as the "Loans" and individually as a "Loan".

You will from time to time receive telephonic requests for Fixed Rate Loans from any one of the persons authorized to borrow on our behalf under the terms of this letter, each such request to specify the amount and term of the requested Fixed Rate Loan. If you are willing to make a Fixed Rate Loan available to us for the amount and for the term requested, you shall advise the requesting person of the interest rate at which you are prepared to make such Fixed Rate Loan and if the person acting on our behalf indicates that such rate is acceptable, the Loan shall be deemed consummated. Each Fixed Rate Loan shall be in a minimum amount of $1,000,000.00 and shall mature upon demand, but prior to demand, shall mature on the last day of the period for which the interest rate applicable to such Fixed Rate Loan shall have been fixed (each such period being hereinafter referred to as an "Interest Period".) We acknowledge and agree that you have no obligation to quote rates or to make or refund any Fixed Rate Loan after receiving a request therefor from us and that any Fixed Rate Loan made by you to us shall be subject to such other terms and conditions as are mutually agreed upon between you and us.

We agree that no Fixed Rate Loan may be voluntarily prepaid prior to its express maturity date. In the event you shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by you to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid by us) as a result of any payment, (whether voluntary or as a result of a demand hereunder) of a Fixed Rate Loan on a date other than the last day of the Interest Period applicable thereto, then upon your demand, we shall pay you such amounts as will reimburse you for such loss, cost or expense. If you make such a claim for compensation, you shall provide to us a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificates shall be conclusive and binding on us as to the amount thereof except in the case of manifest error.

All borrowings made by us under our line of credit from you shall be payable on demand but if no demand is made, each such borrowing shall automatically mature (i) on the last day of the Interest Period applicable thereto in the case of Fixed Rate Loans and (ii) in the case of Floating Rate Loans, on the interest payment date next following the date the Floating Rate Loan is made, provided that, the Floating Rate Loans will automatically be refunded with new Floating Rate Loans maturing on demand but if no demand is made, then on the interest payment date next following the date such new Floating Rate Loan is made, unless the line of credit has been terminated or expired or you have advised us that you do not desire to effect such a renewal.

Interest on all borrowings hereunder shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable, in the case of Floating Rate Loans, on the 25th day of each month, and in the case of Fixed Rate Loans, on the last day of their Interest Period and, if such Interest Period is longer than three (3) months, every three (3) months after the Loan is made, and, in the case of all Loans, upon demand.

In the event that the Company fails to pay any portion of a Loan when due (whether by lapse of time, upon demand or otherwise), such unpaid amount shall thereafter bear interest, which the Company hereby promises to pay at your offices in Chicago, Illinois, at a rate per annum which is equal at all times to the greater of (i) the rate per annum determined by adding three percent (3%) to the rate applicable to such Loan prior to maturity or, (ii) the rate per annum determined by adding three percent (3%) to the rate from time to time announced by you as your prime commercial rate.

All borrowings hereunder shall be made against and evidenced by a promissory note of the Company payable to your order in the aggregate principal amount of $10,000,000, such note to mature upon demand, and to be otherwise in the form of Exhibit A attached hereto (the "Note"). All borrowings made hereunder, the status of such borrowings as Floating Rate Loans or Fixed Rate Loans, the rates of interest and Interest Periods applicable to Fixed Rate Loans and the repayment of any principal of the borrowings hereunder shall be recorded by you on your books and records or, at your option, endorsed on the reverse side of the Note or on a schedule thereto and the unpaid principal balance, status and interest rates at any time so recorded or endorsed shall be prima facie evidence in any court or other proceedings brought to enforce the Note of the amount remaining unpaid thereon, the interest rate applicable thereto and the status of Loans evidenced thereby.

You agree until further notice that upon oral advice by telephone received by you from time to time from authorized persons listed in this letter that we wish to borrow money, you will, lend and deposit to our general account with you, known as Account Number 367-985-9 (the "Account") such sums of money as may be mutually agreed upon. Each such request for a borrowing shall specify whether we are requesting a Floating Rate Loan or a Fixed Rate Loan. We agree to confirm such borrowings in writing by mailing on the same day a letter in the form attached hereto as Exhibit B in the case of any Floating Rate Loan and in the form attached hereto as Exhibit C in the case of a Fixed Rate Loan, in each case signed by any one of the following: Richard M. Jaffee and Daniel S. Jaffee. It is understood, however, that pending receipt of such letter by you in the ordinary course of the mails, that any sums of money borrowed by telephone on advice of an authorized person or a person purporting to be an authorized person in accordance with the foregoing arrangement shall immediately be credited to the Account, and we shall be obligated to repay to you the sums so borrowed at the times and with the interest as set forth in this letter notwithstanding that any such borrowing is not confirmed as contemplated above.

The persons authorized to give you telephonic instructions to lend money and repay borrowings in accordance with the foregoing are Richard M.
Jaffee, Chairman and Chief Executive Officer (singly, by telephone or in writing, including by telecopy or other facsimile means); Daniel S. Jaffee, President and Chief Operating Officer (singly, by telephone or in writing, including by telecopy or other facsimile means); *Joseph C. Miller, Vice Chairman; *Michael L. Goldberg, Vice President and Chief Financial Officer; *Donald J. Deegan, Vice President, Strategic Planning and Business Development; *Richard L. Pietrowski, Treasurer; *Louis T. Bland, Jr., Secretary. In accepting telephonic advices from any of such persons in accordance with the terms of this Agreement, you shall be entitled to rely on advices given by any person purporting to be any one of such persons and shall have no liability to us on account of any action taken by you pursuant to such telephonic advices provided you have acted in good faith in connection therewith. You are, of course, authorized to lend money to us upon the written (including telecopies or other facsimile) instructions of any person and/or employees authorized to borrow funds by telephonic advice.

This Agreement and the arrangements and authorizations herein contemplated shall remain in full force and effect, and shall be applicable to any renewals of, or replacements or substitutions for, our present revolving line of credit from you, unless and until you have received written notice from the Company of the termination or modification of this Agreement at your office in Chicago, Illinois or unless and until the Company has received such a notice at its address as shown on your records from you; provided that no such termination or modification by the Company shall affect any transaction which occurred prior to the receipt of such notice by you nor shall any such termination or modification become effective without your written consent unless and until all amounts which shall have been borrowed hereunder shall have been repaid in full. This Agreement and your acceptance of this Agreement as hereinafter contemplated do not constitute any commitment on your part to make any credit available to the Company, it being understood that the making of credit available to the Company by you from time to time shall be under and pursuant to the line of credit arrangement that this Company has with you and shall be subject to the terms and conditions incidental to such line of credit. This Agreement and the rights and remedies of the parties hereto shall be governed by the laws of Illinois.

*The following officers and/or employees of the Corporation are authorized and empowered to give instructions to lend money and repay borrowings by manual signature only with a signature of any one other included.

If you are in agreement with the foregoing, please sign in the appropriate place on the enclosed counterpart and return such counterpart to us, whereupon this letter shall become a binding agreement between you and us.

     Dated this  25th day of July, 1996.

                               Very truly yours,

                               OIL-DRI CORPORATION OF AMERICA


                               By: _/s/Daniel S. Jaffee________________

                                      Its: President


     Accepted as of the date last above written.

                               HARRIS TRUST AND SAVINGS BANK

                               By: /s/Patrick J. McDonnell

                                      Its Vice President

UNSECURED
NOTE


$10,000,000                                July 25, 1996.



ON DEMAND, for value received, the undersigned, Oil-Dri Corporation of America, a Delaware corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of Ten Million and 00/100 Dollars ($10,000,000), or, if less, so much thereof as may be advanced to the Company hereon pursuant to the Procedures Letter hereinafter referred to.

This Note evidences both Floating Rate Loans and Fixed Rate Loans as such terms are defined in that certain Procedures Letter-Floating and Fixed Rate Loans bearing even date herewith (the "Procedures Letter") by and between the Company and the Bank as the same may from time to time be amended, renewed or extended and the Company hereby promises to pay interest on each Loan evidenced hereby at the rate and time specified therefor in the Procedures Letter. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Procedures Letter.

Each Loan made under the Procedures Letter by the Bank to the Company, any repayment of principal hereon, the status of each such Loan as a Floating Rate Loan or a Fixed Rate Loan, the interest rate and, in the case of the Fixed Rate Loans, the Interest Period applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or (so long as this Note is held by Harris Trust and Savings Bank) recorded on the books and records of the holder hereof and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount so endorsed on the reverse side hereof or recorded on the books and records of Harris Trust and Savings Bank shall be prima facie evidence of all such amounts.

This Note and the holder hereof are entitled to all the benefits provided for under the Procedures Letter, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorney's fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Illinois.

                               OIL-DRI CORPORATION OF AMERICA


                               By: _________________________

                                     Its: __________________


EXHIBIT A

UNSECURED
NOTE


$10,000,000                                July 25, 1996.



ON DEMAND, for value received, the undersigned, Oil-Dri Corporation of America, a Delaware corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of Ten Million and 00/100 Dollars ($10,000,000), or, if less, so much thereof as may be advanced to the Company hereon pursuant to the Procedures Letter hereinafter referred to.

This Note evidences both Floating Rate Loans and Fixed Rate Loans as such terms are defined in that certain Procedures Letter-Floating and Fixed Rate Loans bearing even date herewith (the "Procedures Letter") by and between the Company and the Bank as the same may from time to time be amended, renewed or extended and the Company hereby promises to pay interest on each Loan evidenced hereby at the rate and time specified therefor in the Procedures Letter. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Procedures Letter.

Each Loan made under the Procedures Letter by the Bank to the Company, any repayment of principal hereon, the status of each such Loan as a Floating Rate Loan or a Fixed Rate Loan, the interest rate and, in the case of the Fixed Rate Loans, the Interest Period applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or (so long as this Note is held by Harris Trust and Savings Bank) recorded on the books and records of the holder hereof and the Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount so endorsed on the reverse side hereof or recorded on the books and records of Harris Trust and Savings Bank shall be prima facie evidence of all such amounts.

This Note and the holder hereof are entitled to all the benefits provided for under the Procedures Letter, to which reference is hereby made for a statement thereof. The Company hereby waives presentment and notice of dishonor. The Company agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorney's fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Illinois.

                               OIL-DRI CORPORATION OF AMERICA


                               By:/s/ Daniel S. Jaffee

                                     Its: President

CONFIRMATION

(FLOATING RATE LOAN)



                               ___________________, 19___



Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois

Attention:  Emerging Majors-Illinois

Gentlemen:

This will confirm the telephone conversation Ms./Mr.___________________ had with your office today whereby we arranged under the Procedures Letter currently in effect between us for a $__________ Floating Rate Loan. We promise to pay such Floating Rate Loan, together with interest thereon as provided for in the terms of such Procedures Letter.

It is our understanding that the proceeds of this Loan have been deposited in our account with you, or if the foregoing Loan represents a refunding or extension of an outstanding Loan, you have noted the same on your books.

                               Very truly yours,

                               OIL-DRI CORPORATION OF AMERICA


                               By:_______________________________

                                    Its:_____________________________



EXHIBIT B

CONFIRMATION

(FIXED RATE LOAN)



                               ___________________, 19___



Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois

Attention:  Emerging Majors-Illinois

Gentlemen:

This will confirm the telephone conversation Ms./Mr.____________________ had with your office today whereby we arranged under the Procedures Letter currently in effect between us for a $__________ Fixed Rate Loan bearing interest at the rate of _____% per annum and maturing _____ days from this date. We promise to pay such Loan, together with interest thereon on such maturity date, all as provided for in the terms of the Procedures Letter.

It is our understanding that the proceeds of this Loan have been deposited in our account with you, or if the foregoing Loan represents a refunding or extension of an outstanding Loan, that the same and the new interest rate and maturity has been noted on your books.

                               Very truly yours,

                               OIL-DRI CORPORATION OF AMERICA


                               By: _______________________________
                                          Authorized Signature







EXHIBIT C

RESOLUTIONS

I, Louis T. Bland, Jr., do hereby certify that I am the duly elected, qualified and acting Secretary of Oil-Dri Corporation of America, a corporation duly organized and existing under the laws of the State of Delaware, and that as such Secretary, I am the keeper of the records and corporate seal of said Corporation.

I further certify that the following is a full, true and correct copy of consent resolutions adopted by the Executive Committee of the Board of Directors of said Corporation on the 23rd day of July, 1996, and that said resolutions are still in full force and effect and do not in any manner contravene the Charter or By-Laws of said Corporation:

WHEREAS, Harris Trust and Savings Bank, Chicago, Illinois (the "Bank") has granted this Corporation a line of credit in the amount of $10,000,000 with borrowings under such facility to bear interest prior to demand on the balance of principal from time to time remaining unpaid thereon at the rate per annum which is equal to the prime commercial rate of the Bank from time to time in effect or at a fixed rate of interest, such borrowings to be made and repaid on a revolving basis and this Corporation has requested that all borrowings by this Corporation under such facility be evidenced by a master promissory note of this Corporation; and

WHEREAS, there is now before this Board of Directors, a copy of a Procedures Letter - Floating and Fixed Rate Loans (the "Agreement") embodying the terms and conditions under which borrowings under the aforesaid line of credit will be made and a form of demand promissory note to evidence said borrowings (the "Note") and said Agreement and Note having been examined by this Board are in the judgment of the Board in their proper form for their intended purposes;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED BY THIS BOARD OF DIRECTORS as follows:

1. Any one of the following officers and/or employees of this Corporation:
Richard M. Jaffee, Chairman and Chief Executive Officer (singly, by telephone or in writing, including by telecopy or other facsimile means); Daniel S. Jaffee, President and Chief Operating Officer (singly, by telephone or in writing, including by telecopy or other facsimile means); *Joseph C. Miller, Vice Chairman; *Michael L. Goldberg, Vice President and Chief Financial Officer; *Donald J. Deegan, Vice President, Strategic Planning and Business Development; *Richard L. Pietrowski, Treasurer; *Louis T. Bland, Jr., Secretary be and each of them is hereby authorized, empowered and directed for, in the name and on behalf of this Corporation (and attested to by its Secretary and under its corporate seal if so requested by the Bank), to execute and deliver to the Bank a Procedures Letter - Floating and Fixed Rate Loans containing substantially the terms, conditions and provisions as set forth in the form of Agreement now before this meeting and hereby approved, and/or such additional, modified or revised terms as may be acceptable to any of said officers and/or employees as evidenced by his execution thereof and also to borrow from the Bank up to $10,000,000 and in evidence thereof to execute and deliver a promissory note of this Corporation in the form of the Note now before this meeting and hereby approved or containing such additional, modified or revised terms as may be acceptable to any of said officers and/or employees by his execution thereof, and to enter into, execute and deliver such amendments or modifications to said Agreement from time to time as may be acceptable to any of said officers and/or employees as evidenced by his execution thereof, including amendments changing the persons authorized to act on behalf of this Corporation thereunder or under numbered paragraphs one and two of these Resolutions and also to execute and deliver new promissory notes and letter agreements to the Bank when from time to time appropriate in order to continue the arrangements contemplated by the Note and Agreement now before this meeting in effect through any changes (including increases) in this Corporation's credit arrangement with the Bank.

2.  That any one of the following officers and/or employees of this
Corporation: Richard M. Jaffee, Chairman and Chief Executive Officer (singly, by telephone or in writing, including by telecopy or other facsimile means); Daniel S. Jaffee, President and Chief Operating Officer; *Joseph C. Miller, Vice Chairman; *Michael L. Goldberg, Vice President and Chief Financial Officer; *Donald J. Deegan, Vice President, Strategic Planning and Business Development; *Richard L. Pietrowski, Treasurer; *Louis T. Bland, Jr., Secretary be and each of them is hereby authorized, directed and empowered for and on behalf and in the name of this Corporation to, by telephone or in writing (including by telecopy or other facsimile means) request borrowings from and direct repayment to, the Bank from time to time pursuant to said Agreement in such amounts from time to time as such officers and/or employees deem appropriate and to orally direct the transfer by wire of funds so borrowed to the account of this Corporation at the Bank and to select the interest rate options applicable to the borrowings by this Corporation under its revolving line of credit in accordance with the Agreement.

3. Any of the officers, agents and employees of this Corporation be and they are hereby authorized, empowered and directed to do and perform such other acts and things, and to make, execute and deliver from time to time such other documents and instruments on behalf of this Corporation in order to comply with or evidence compliance with the terms of said Agreement and any other documents as so executed.

4. The Secretary of this Corporation shall deliver a certified copy of these resolutions to the Bank, and the Bank shall be entitled conclusively to presume as against this Corporation that these resolutions remain in full force and effect and said officers, employees and agents authorized hereunder continue to be authorized to act pursuant to the authority herein granted unless and until said Bank shall have actually received written notification from the Secretary or other officer of this Corporation of the rescission, modification or amendment of these resolutions or of the authorization herein contained; but no such rescission, modification or amendment shall affect any transaction occurring prior to the actual receipt by the Bank of such written notice.

5. These Resolutions shall be in addition to and supplementary of all resolutions of this Board of Directors now or hereafter on file with said Bank and this Resolution shall not revoke, supersede or modify any of such other resolutions.

*The following officers and/or employees of the Corporation are authorized and empowered to give instructions to lend money and repay borrowings by manual signature only with a signature of any one other included.

I further certify that the Agreement and Note referred to in said resolutions as being before this meeting are in the same forms, respectively, as the Procedures Letter - Floating and Fixed Rate Loans dated as of July 25, 1996 and as the Demand Note dated as of July 25, 1996 each as executed by this Corporation and delivered to the Bank, excepting only for such changes and amendments as are and were approved by the duly authorized officer and/or employee as evidenced by his execution thereof.

I further certify that the persons named below are at the date hereof the duly elected, qualified and acting incumbents of the respective offices and/or job titles of this Corporation set out at the left of their respective names, and the signatures at the right of said names, respectively, are the genuine signatures of said officers and/or employees:

  Title/Job Description        Name                        Signature

Chairman and Chief Executive
   Officer                     Richard M. Jaffee     /s/Richard J. Jaffee

President and Chief Operating  Daniel S. Jaffee      /s/Daniel S. Jaffee
   Officer

Vice Chairman                  Joseph C. Miller      /s/Joseph C. Miller

Vice President and Chief
  Financial Officer            Michael L. Goldberg   /s/Michael L. Goldberg

Vice President, Strategic Planning
   and Business Development    Donald J. Deegan      /s/Donald J. Deegan

Treasurer                      Richard L. Pietrowski /s/Richard L. Pietrowski

Legal Counsel and Secretary    Louis T. Bland, Jr.   /s/Louis T. Bland, Jr.

IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of said Corporation this 25th day of July, 1996.

                       /s/Louis T. Bland, Jr.
                       Secretary as aforesaid

                       /s/Donald J. Deegan
                       Other Officer

(Corporate Seal)
                       Vice President
                       Title

This Resolution must also be signed by a second officer of the corporation or a member of its Board of Directors if the Secretary (or other certifying officer) is authorized to act alone by the above resolutions.